Exhibit 99.1

omniQ Announces $1.0 Million Expanded Project with a Billion Dollar Marketing Solutions Provider

Achieves record of over $25 million new orders since January 1 st 2021

SALT LAKE CITY, March 23, 2021 (GLOBE NEWSWIRE) — omniQ Corp. (OTCQB: OMQS) (“omniQ” or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to the Supply Chain Automation, Traffic Management, Public Safety and Safe City markets, today announced an expanded project with a total value of approximately $1.0 million from a billion-dollar marketing services company in North America.

The customer has over 30,000 employees and generates nearly $2 billion a year in revenue providing sales and marketing services to consumer-packaged goods (CPG) companies. Per the updated agreement, the customer will expand Android deployments across North America. Newer technology will replace legacy operating system devices, allowing additional growth in application utilization, expanding into other facets of retail order entry. In addition to Android devices, several hundred mobile printers were purchased for on demand receipt printing. The customer has plans to continue deploying this updated technology and replace all legacy devices.

“We are thrilled with the start of our 2021 fiscal year, generating over $25 million of new orders since January 1st,” said Shai Lustgarten, President and CEO of OMNIQ. “Moreover, it is gratifying to receive a new purchase order, so quickly from a customer, requesting higher volumes of advanced technology. We are experiencing a trend of repeat orders, in higher amounts foretelling tremendous growth from our strong and diversified client base.”

About omniQ Corp.

omniQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara

Hayden IR

(646)-755-7412
james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com